As filed with the Securities and Exchange Commission on May 31, 2001
                                                         Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               _______________

                           KINDRED HEALTHCARE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 61-1323993
    (State or Other Jurisdiction of      (I.R.S. Employer Identification Number)
    Incorporation or Organization)


                            680 South Fourth Street
                           Louisville, KY 40202-2412
             (Address of Registrant's Principal Executive Offices)

                Kindred Healthcare, Inc. 2001 Stock Option Plan
  Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors
                           (Full Title of the Plans)

                               _______________

                           M. Suzanne Riedman, Esq.
                   Senior Vice President and General Counsel
                           Kindred Healthcare, Inc.
                            680 South Fourth Street
                           Louisville, KY 40202-2412
                                (502) 596-7300
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                               _______________


                        CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                                            Proposed    Proposed
                                                                                            Maximum     Maximum
                                                                                            Offering   Aggregate    Amount Of
                                 Title Of Securities                    Amount To Be       Price Per    Offering   Registration
   Name of Plan                    To Be Registered                      Registered        Share (1)   Price (1)       Fee
-------------------------------------------------------------------------------------------------------------------------------
 Kindred
 Healthcare, Inc.     Common Stock of Kindred Healthcare, Inc.,        800,000 Shares(2)     $42.50   $34,000,000     $8,500
 2001 Stock Option    par value $0.25 per share (the "Shares")
 Plan
-------------------------------------------------------------------------------------------------------------------------------
 Kindred
 Healthcare, Inc.
 2001 Stock Option    Common Stock of Kindred Healthcare, Inc.,        200,000 Shares(2)     $42.50   $ 8,500,000     $2,125
 Plan for             par value $0.25 per share (the "Shares")
 Non-Employee
 Directors
-------------------------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the bid and asked price of the shares as reported on the OTC Bulletin Board on May 29, 2001.

 (2) Together with an indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Kindred Healthcare, Inc. 2001 Stock Option Plan and the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors as the result of a stock split, stock dividend or similar adjustment of outstanding Shares.

================================================================================

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by Kindred Healthcare, Inc. (the "Registrant") (formerly named Vencor, Inc.), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 20, 2001;

     (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

     (iii) The Registrant's Current Reports on Form 8-K, filed with the Commission on May 2, 2001, March 19, 2001, and January 18, 2001;

     (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

     (v) The description of the Shares contained in the Registrant's Registration Statement on Form 8-A filed April 20, 2001.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which amendment indicates that all securities offered hereunder have been sold or deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("GCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in the manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person's conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. Indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the full extent permitted by Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto, provided that such indemnification shall be limited to the following persons: (i) officers and directors who were, as of September 13, 1999, employed by or serving as directors to the Registrant, and (ii) agents and employees who were no longer employed by the Registrant as of September 13, 1999, other than such agents and employees who were officers and directors of the Registrant prior to September 13, 1999 (the "Indemnified Persons"). The indemnification provided under the Amended and Restated Certificate of Incorporation shall not be deemed exclusive of any other rights to indemnification provided under the Registrant's Amended and Restated By-laws.

     The Registrant's Amended and Restated By-laws provide that the Registrant shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person or such person's testator or intestate representative is or was a director, officer or employee of the Registrant or serves or served at the request of the Registrant or any other enterprise (including any corporation, partnership, limited liability company, joint venture, trust or employee benefit plan) as director, officer, member or employee (including services rendered with respect to any employee benefit plan), provided that such indemnification shall be limited to the Indemnified Persons. Expenses, including attorneys' fees, incurred by any such Indemnified Person in defending any such Proceeding shall be paid or reimbursed by the Registrant upon receipt by the Registrant of an undertaking of such Indemnified Person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant. For purposes of this indemnification provision of the Registrant's Amended and Restated By-laws, the "Registrant" shall include any predecessor of the Registrant and any constituent corporation (including any constituent of a constituent) absorbed by the Registrant in a consolidation or merger.

     The rights to indemnification and the payment of expenses provided under the Registrant's Amended and Restated By-laws shall be enforceable against the Registrant by an Indemnified Person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee of the Registrant. Such rights shall not be deemed exclusive of any other rights to which those seeking indemnification or payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The rights to indemnification and payment of expenses shall continue after the Indemnified Person has ceased to be a director, officer or employee of the Registrant and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     The Registrant currently has in effect directors' and officers' liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under these policies is $40 million in the aggregate annually for coverages in excess of deductibles.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1  Kindred Healthcare, Inc. 2001 Stock Option Plan

     4.2 Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors

     4.3 Amended and Restated Certificate of Incorporation of Kindred Healthcare, Inc. Exhibit 3.1 to the Company's Registration Statement on Form 8-A filed on April 20, 2001 (Comm. File No. 001-14057) is hereby incorporated by reference

     4.4 Amended and Restated By-Laws of Kindred Healthcare, Inc. Exhibit 3.2 to the Company's Registration Statement on Form 8-A filed on April 20, 2001 (Comm. File No. 001-14057) is hereby incorporated by reference

     5.1 Opinion of M. Suzanne Riedman as to the validity of the securities being registered

    23.1  Consent of PricewaterhouseCoopers LLP

    23.2  Consent of Ernst & Young LLP

    23.3  Consent of M. Suzanne Riedman (included in Exhibit 5.1)

    24.1  Power of Attorney (included on signature page)

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Kentucky, on the 31st day of May, 2001.



                                             KINDRED HEALTHCARE, INC.


                                             /s/ Richard A. Lechleiter
                                             -------------------------
                                             By:   Richard A. Lechleiter
                                                   Vice President, Finance,
                                                   Corporate Controller and
                                                   Treasurer

                               POWER OF ATTORNEY

          Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard A. Schweinhart and Richard A. Lechleiter, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the 31st day of May, 2001.

               Signature                                              Title
               ---------                                              -----
          /s/ Edward L. Kuntz
---------------------------------------
            Edward L. Kuntz                Chairman of the Board, Chief Executive Officer and President
                                                          (Principal Executive Officer)

          /s/ Jeff Altman
---------------------------------------
            Jeff Altman                                              Director

          /s/ James Bolin
---------------------------------------
            James Bolin                                              Director

          /s/ Garry N. Garrison
---------------------------------------
            Garry N. Garrison                                        Director

          /s/ Isaac Kaufman
---------------------------------------
            Isaac Kaufman                                            Director

          /s/ John H. Klein
---------------------------------------
            John H. Klein                                            Director

          /s/ David Tepper
---------------------------------------
            David Tepper                                             Director

          /s/ Richard A. Schweinhart
---------------------------------------
            Richard A. Schweinhart              Senior Vice President and Chief Financial Officer
                                                          (Principal Financial Officer)

          /s/ Richard A. Lechleiter
---------------------------------------
            Richard A. Lechleiter          Vice President, Finance, Corporate Controller and Treasurer
                                                          (Principal Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.               Description                            Method of Filing                  Page
-----------               -----------                            ----------------                  ----
4.1                      Kindred Healthcare, Inc. 2001 Stock     Filed herewith                    9
                         Option Plan

4.2                      Kindred Healthcare, Inc. 2001 Stock     Filed herewith                    18
                         Option Plan for Non-Employee Directors

4.3                      Amended and Restated Certificate of     Incorporated by reference to      --
                         Incorporation of Kindred Healthcare,    Exhibit 3.1 to the Company's
                         Inc.                                    Registration Statement on
                                                                 Form 8-A filed on April 20,
                                                                 2001 (Comm. File No.
                                                                 001-14057)

4.4                      Amended and Restated By-Laws of         Incorporated by reference to      --
                         Kindred Healthcare, Inc.                Exhibit 3.2 to the Company's
                                                                 Registration Statement on
                                                                 Form 8-A filed on April 20,
                                                                 2001(Comm. File No. 001-14057)

5.1                      Opinion of M. Suzanne Riedman as to     Filed herewith                    27
                         the validity of the securities being
                         registered

23.1                     Consent of PricewaterhouseCoopers LLP   Filed herewith                    28

23.2                     Consent of Ernst & Young LLP            Filed herewith                    29

23.3                     Consent of M. Suzanne Riedman           Included in Exhibit 5.1

24.1                     Power of Attorney                       Included on signature page